UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

MAGNACHIP SEMICONDUCTOR CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(6)	Date Filed:

As previously disclosed, on March 25, 2021, Magnachip Semiconductor Corporation, a Delaware corporation (the “Company”, “Magnachip” or “we”), South Dearborn Limited, an exempted company incorporated in the Cayman Islands with limited liability (“Parent”) formed by an affiliate of Wise Road Capital LTD (“Wise Road”), and Michigan Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides that, among other things, Merger Sub will be merged with and into the Company (the “Merger”), with the Company continuing its corporate existence under the General Corporation Law of the State of Delaware as the surviving corporation in the Merger and becoming a wholly owned subsidiary of Parent. In connection with the Merger, the Company filed its definitive proxy statement on Schedule 14A with the U.S. Securities and Exchange Commission (the “SEC”) on May 7, 2021 (the “Proxy Statement”).

THE FOLLOWING INFORMATION SHOULD BE READ IN CONJUNCTION

WITH THE PROXY STATEMENT

The purpose of this supplement is to provide additional information with respect to the Merger based on questions that have been posed to the Company since the filing of the Proxy Statement.

MAGNACHIP SALE TO WISE ROAD CAPITAL

FREQUENTLY ASKED QUESTIONS (FAQ)

Q:

Will the receipt of the request from the Committee on Foreign Investment in the United States (“CFIUS”) to file a notice concerning the Merger impact the timing of the Company’s special meeting of stockholders or the timeline to closing of the Merger?

A:

We do not expect the Company’s special meeting of stockholders, currently scheduled to take place on June 15, 2021 at 8:00 p.m. Eastern Time, to be changed as result of CFIUS’ request to file a notice concerning the Merger. As previously disclosed, under the terms of the Merger Agreement, the closing of the Merger (the “Closing”) is now conditioned on the receipt of CFIUS approval without the imposition of a burdensome condition as defined in the Merger Agreement. As such, we expect that the timeline for the Closing may be extended. However, we are unable to speculate on the specific timing of the Closing. As previously disclosed, the Company will cooperate with CFIUS by filing a joint voluntary notice with CFIUS under the Defense Production Act of 1950, as amended, and responding to any further questions from CFIUS regarding the Merger.

Q:	Did the Company file a notice with CFIUS with respect to the sale of its foundry business in September 2020 (the “Foundry Sale”)?

A:

The Foundry Sale did not involve any operations, R&D, tangible assets, employees or other business activities in the U.S. As such, the parties did not file any notice with CFIUS in connection with the Foundry Sale.

Q:	Has the filing to obtain Chinese antitrust clearance pursuant to the Anti-monopoly Law (China) been made? What is the timing for the review process?

A:

Yes, the initial filing was jointly made by the Company and Parent on May 7, 2021. The parties are currently responding to questions from the State Administration for Market Regulation (“SAMR”). The parties expect clearance will be obtained within a relatively short period of time after SAMR is satisfied with the information contained in the filing report and documents submitted, and confirms that no further information or documentation is required.

Q:

Recently, there have been a number of media reports released by various Korean news outlets that claim that Wise Road ultimately prevailed in the negotiations with the Company over certain Korea-based interested parties prior to the execution of the Merger Agreement. Can you please provide more details?

A:

These media reports are false. The Company did not receive any indications of interest or credible offers from, nor did it negotiate with, any Korea-based parties in connection with an acquisition of the Company.

Q:

If the relevant South Korean governmental authorities added OLED DDIC to the list of National Core Technology, would the Company need to obtain approval for all product sales outside of South Korea or approval for only an outright acquisition of the Company?

A:

Under Korean law, an approval is required when a National Core Technology is exported or transferred outside Korea, or when a Korean company with National Core Technology is acquired by a non-Korean party. Even if OLED DDIC is included as a National Core Technology under applicable regulations, the overseas sales of products made with such technology will generally not require any approval since the sale of products is not considered an export or a transfer of National Core Technology. As previously discussed, we do not believe the Merger will require any approval in South Korea, but will cooperate with South Korean governmental authorities should they have any questions regarding the transaction.

Additional Information and Where to Find It

This communication is being made in respect of the proposed transaction involving the Company and Wise Road. In connection with the proposed transaction, the Company has filed relevant materials with the SEC, including the Proxy Statement. Promptly after filing the Proxy Statement with the SEC, the Company mailed the Proxy Statement and a proxy card to each shareholder of the Company entitled to vote at the special meeting relating to the proposed transaction. This communication is not a substitute for the Proxy Statement or any other document that the Company may file with the SEC or send to its shareholders in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, SHAREHOLDERS OF MAGNACHIP ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE PROPOSED TRANSACTION THAT MAGNACHIP WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. The Proxy Statement and other relevant materials in connection with the proposed transaction, and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov or at the Company’s website at www.magnachip.com.

Participants in the Solicitation

This communication does not constitute a solicitation of proxy, an offer to purchase, or a solicitation of an offer to sell any securities. The Board and the Company’s executive officers are, and certain employees may be, deemed to be participants in the solicitation of proxies from shareholders in connection with the proposed transaction. Information regarding the names of such persons and their respective interests in the proposed transaction, by securities holdings or otherwise, are set forth in the Proxy Statement. Additional information regarding these individuals is set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 9, 2021, and Annual Report Amendment No. 1 on Form 10-K/A for the year ended December 31, 2020, filed with the SEC on April 30, 2021. To the extent the Company’s directors and executive officers or their holdings of the Company’s securities have changed from the amounts disclosed in those filings, to the Company’s knowledge, such changes have been or will be reflected on initial statements of beneficial ownership on Form 3 or statements of change in ownership on Form 4 on file with the SEC. These documents are (or, when filed, will be) available free of charge at the SEC’s website at www.sec.gov or at the Company’s website at www.magnachip.com.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to the safe harbor created thereby. Statements that are not historical or current facts, including statements about beliefs and expectations and statements relating to the proposed transaction among the Company and Wise Road and expressions of confidence, are forward-looking statements. These forward-looking statements are often, but not always, made through the use of words or phrases such as “may,” “will,” “will be,” “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe(s),” “intend,” “predict,” “potential,” “future,” “strategy,” “opportunity” and similar words or phrases or the negatives of these words or phrases. Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated, including, but not limited to: the possibility that any or all of the conditions precedent to the consummation of the proposed transaction, including, the receipt of shareholder and regulatory approvals, may not be satisfied or waived; unanticipated difficulties or expenditures relating to the proposed transaction; that the transaction may not be completed in a timely manner or at all; the occurrence of any event, change or circumstance that could give rise to the termination of the Merger Agreement with respect to the proposed transaction with Wise Road; the diversion of and attention of management of the Company on transaction-related issues; legal proceedings, judgments or settlements, including those that may be instituted against the Company, the Board and the Company’s executive officers and others following the announcement of the proposed transaction; disruptions of current plans and operations caused by the announcement and pendency of the proposed transaction; potential difficulties in employee retention due to the announcement and pendency of the proposed transaction; the response of customers, suppliers, business partners and regulators to the announcement of the proposed transaction; and other risks and uncertainties and the factors identified under “Risk Factors” in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, and updated in subsequent reports filed by the Company with the SEC. These reports are available at www.magnachip.com or www.sec.gov. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update them in light of new information or future events.

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